Exhibit 10.14

PETCO HOLDINGS, INC.

2006 KEY MANAGEMENT INCENTIVE AWARD PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT1

This NON-QUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”), dated as of the      day of             , 20     (the “Date of Grant”), by and between Petco Holdings, Inc., a Delaware corporation (the “Company”), and              (the “Optionee”).

Pursuant to the Company’s 2006 Key Management Incentive Award Plan (the “Plan”), the Board of Directors of the Company (the “Board”), as the administrator of the Plan, has determined that the Optionee is to be granted an option (the “Option”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth herein, and hereby grants such Option. The Option is not intended to constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

1. Number of Shares; Exercise Price.

(a) The Option entitles the Optionee to purchase                  shares of the Company’s Common Stock (the “Option Shares”).

(b) The exercise price of each share of Common Stock underlying the Option hereby granted is $         per share (the “Option Exercise Price”).

2. Option Term. The term of the Option and of this Option Agreement (the “Option Term”) shall commence on the Date of Grant and, unless the Option is previously terminated pursuant to this Option Agreement, shall terminate upon the expiration of ten (10) years from the Date of Grant. Notwithstanding any other provision of this Option Agreement, upon expiration of the Option Term, the Option shall expire and all rights of the Optionee hereunder shall terminate.

3. Conditions of Exercise.

(a) Subject to Section 7 below, the Option shall vest and become exercisable as to 20% of the Option Shares on each anniversary of the vesting start date of                     .

(b) Except as otherwise provided herein, the right of the Optionee to purchase Option Shares with respect to which this Option has become exercisable may be exercised in whole or in part at any time or from time to time prior to expiration of the Option Term; provided however, the Option may not be exercised for a fraction of a share.

(c) As a condition to exercising this Option, (x) Optionee, or Optionee’s estate, successors or beneficiaries, as applicable, shall agree to be bound by the terms and conditions of the Amended and Restated Stockholders Agreement, dated as of December 24, 2012, by and among the Company and certain of its stockholders, as may be amended or amended and restated from time to time (the “Stockholder’s Agreement”), and shall deliver to the Company, an executed writing, substantially in the form of Exhibit A (the “Agreement to be Bound”), so agreeing.

[1]	March 2013 Form.

4. Adjustments. This Option may be adjusted pursuant to the terms of Section 11.2 of the Plan.

5. Nontransferability of Option. Except by will or under the laws of descent and distribution, the Option and this Option Agreement shall not be transferable and, during the lifetime of Optionee, the Option may be exercised only by Optionee. Without limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, exchanged, mortgaged, pledged, hypothecated, gifted or otherwise disposed of or encumbered (including, without limitation, by operation of law) and the Optionee may not agree to do any of the foregoing. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

6. Method of Exercise of Option. The Option may be exercised by means of written notice of exercise to the Company in a form provided by the Company specifying the number of Option Shares to be purchased. The written notice of exercise shall be accompanied by payment in full of the aggregate Option Exercise Price of the Common Stock as to which such Option shall be exercised and any applicable withholding taxes (i) in cash or by check, (ii) subject to applicable law and following an initial public offering of the Common Stock, by means of a cashless exercise procedure through a broker, (iii) following an initial public offering of the Common Stock, in the form of unrestricted shares of Common Stock already owned by the Optionee which, (x) in the case of unrestricted shares of Common Stock acquired upon exercise of an option, have been owned by Optionee for more than six months on the date of surrender, and (y) have an aggregate Fair Market Value on the date of surrender equal to the aggregate Option Exercise Price of the Common Stock as to which such Option shall be exercised and/or the minimum statutory withholding taxes with respect thereto, or (iv) by any other means of exercise authorized from time to time in the Plan and/or by the Board.

7. Effect of Termination of Employment. Subject to the terms of any applicable employment agreement, upon the Optionee’s Termination of Employment, the Option shall immediately terminate as to any Option Shares that have not previously vested as of the date of such Termination of Employment (the “Termination Date”). With respect to any portion of the Option that has vested as of the Termination Date, upon Optionee’s

Termination of Employment (a) by the Company or any Parent or Subsidiary by reason of “Cause” (as defined below), such portion of the Option shall immediately terminate as of the Termination Date; (b) by the Company or any Parent or Subsidiary without “Cause” or by Optionee by reason of “Retirement” (as defined below), such portion of the Option shall be exercisable for a period of three (3) months following the Termination Date; (c) by Optionee for any reason other than death or Disability, such portion of the Option shall be exercisable for a period of thirty (30) days following the Termination Date if so required by law, and if not so required by law shall terminate as of the Termination Date; and (d) by reason of the Optionee’s death or Disability, such portion of the Option shall be exercisable for a period of twelve (12) months following the Termination Date. Upon expiration of such 30-day, three-month or 12-month period, as applicable, any unexercised portion of the Option shall terminate in full.

For purposes of this Section 7, “Cause” shall mean: (a) any act that, in the discretion of the Board, is materially contrary to the best interests of the Company; (b) the failure or refusal by Optionee to perform his or her duties hereunder that has not been remedied within ten (10) business days after written demand for substantial performance has been delivered to Optionee by the Company, which demand identifies the manner in which the Company believes that Optionee has not performed such duties and the steps required to cure such failure to perform; or (c) the conviction of Optionee of, or the entering of a plea of nolo contendere by Optionee with respect to, a felony.

For purposes of this Section 7, “Retirement” shall mean the Optionee’s voluntary Termination of Employment with the intention of not engaging in paid employment for any employer in the future, and the Board (or its designee) has determined that such Termination of Employment constitutes Retirement for purposes of this Agreement.

8. Investment Representation. The Optionee hereby represents and warrants to the Company that the Optionee, by reason of the Optionee’s business or financial experience (or the business or financial experience of the Optionee’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Optionee’s own interests in connection with the transactions contemplated under this Option Agreement.

9. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below:

If to the Company, to:

Petco Holdings, Inc. 9125 Rehco Road San Diego, California 92121-2270 Attention: Corporate Secretary Facsimile: (858) 526-2828

If to the Optionee:	[name]
Address:

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

10. Securities Laws Requirements. The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Optionee upon exercise of such Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time). Further, the Company may require as a condition of transfer of any Option Shares pursuant to any exercise of the Option that the Optionee furnish a written representation that he or she is purchasing or acquiring the Option Shares for investment and not with a view to resale or distribution to the public. The Optionee hereby represents and warrants that he or she understands that the Option Shares are “restricted securities,” as defined in Rule 144 under the Securities Act, and that any resale of the Option Shares must be in compliance with the registration requirements of the Securities Act, or an exemption therefrom, and with the requirements of applicable state securities laws. Each certificate representing Option Shares shall bear the legend set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 24, 2012 (AS SUCH MAY BE AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”), A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL

OFFICE OF THE COMPANY. NO TRANSFER OF THE SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH STOCKHOLDERS AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT.

Further, if the Company decides, in its sole discretion, that the listing or qualification of the Option Shares under any securities or other applicable law is necessary or desirable, the Option shall not be exercisable, in whole or in part, unless and until such listing or qualification, or a consent or approval with respect thereto, shall have been effected or obtained free of any conditions not acceptable to the Company.

11. No Obligation to Register Option Shares. Except as provided by the Stockholders Agreement, the Company shall be under no obligation to register the Option Shares.

12. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said Option Shares on its books nor will any of said Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to, and not in lieu of any other, remedies, legal or equitable, available to enforce said provisions.

13. Withholding Requirements. The Company’s obligations under this Option Agreement shall be subject to all applicable tax and other withholding requirements, and the Company shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to the Optionee.

14. Successors and Assigns. All the terms and provisions of this Option Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including the Optionee’s estate, successors and beneficiaries; provided, however, that, except as otherwise set forth herein, this Option Agreement may not be assigned by the Optionee without the prior written consent of the Company.

15. Failure to Enforce Not a Waiver. The failure of the Company or the Optionee to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

16. Governing Law. This Option Agreement shall be governed by and construed according to the laws of the State of California without regard to its principles of conflict of laws.

17. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan.

18. Amendments. This Option Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto. Notwithstanding the previous sentence, the Company reserves the right to amend the terms of any award as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code.

19. Rights as a Stockholder. Neither the Optionee nor any of the Optionee’s successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.

20. Agreement Not a Contract of Employment. Neither the Plan, the granting of the Option, this Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to provide services as an officer, Board member, employee, consultant or advisor of the Company or any Parent, Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

21. Authority of the Board. The Board shall have full authority to interpret and construe the terms of the Plan and this Option Agreement. The determination of the Board as to any such matter of interpretation or construction shall be final, binding and conclusive.

22. Dispute Resolution. The parties agree to use their reasonable best efforts to resolve any dispute regarding this agreement through good faith negotiations. A party hereto must give written notice of the substance of any dispute regarding this agreement to any other party to whom such dispute pertains. Any such dispute that cannot be resolved within 30 calendar days of receipt of the required notice (or such other time period to which the parties may agree) will be submitted to an arbitrator selected by mutual agreement of the parties. In the event that, within 50 days of the receipt of the required written notice, a single arbitrator has not been selected by mutual agreement of the parties, a panel of three arbitrators will be selected. Each party to the dispute will select one arbitrator and the two selected arbitrators will select one additional arbitrator. Except as the parties to the dispute may otherwise agree, such arbitration will be conducted in accordance with the then-existing rules for Commercial Arbitration of the American Arbitration Association. The decision of the arbitrator or arbitrators, or of a majority thereof, as the case may be, shall be made in writing and will be final and binding upon the parties hereto as to the questions submitted. The parties will abide by and comply with such decision, which may be entered as an enforceable judgment in a court of competent jurisdiction; provided, however, the arbitrator or arbitrators, as the case may be, shall not be empowered to award punitive damages. Unless the decision of the arbitrator or arbitrators, as the case may be, provides for a different allocation of costs and expenses determined by the arbitrators to be equitable under the circumstances, the prevailing party or parties in any arbitration under this agreement will be entitled to recover all reasonable fees (including, but not limited to, attorneys’ fees and expert witness fees) and expenses incurred.

23. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Optionee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired under this Option Agreement without the prior written consent of the Company or its underwriters.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

PETCO HOLDINGS, INC.

By:
Name:	Darragh J. Davis
Title:	VP, General Counsel, Corporate Secretary

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Agreement and to all the terms and provisions of the Plan, herein incorporated by reference.

The Optionee:
[name]

Address:

Exhibit A

AGREEMENT TO BE BOUND

Reference is made to the Amended and Restated Stockholders Agreement, dated as of December 24, 2012, by and among Petco Holdings, Inc. and certain of its stockholders, as may be amended or amended and restated from time to time (the “Stockholders Agreement”). All capitalized terms used but not otherwise defined herein are used with the meanings ascribed to such terms in the Stockholders Agreement.

The undersigned purchased on the date hereof                  shares of Common Stock (the “Securities”). The undersigned hereby joins the Stockholders Agreement as a party thereto with respect to the Securities, entitled to the rights and benefits of, and subject to the obligations of, a Stockholder with respect to the Securities.

Without limiting the generality of the foregoing, the undersigned acknowledges that the Stockholders Agreement grants the Corporation the option to purchase, in its sole discretion, all of the Common Stock of the Corporation acquired by a Management Shareholder on or after June 9, 2011, in the event that such Management Stockholder ceases to be employed by the Corporation or any Subsidiary (whether for cause or without cause), on the terms and conditions further described in the Stockholders Agreement.

The undersigned’s address for notice is:

Dated this      day of             , 20    .

By:
[Name]